Exhibit 2.1

AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of October 2, 2023, is made and entered into by and among (i) Catcha Investment Corp, a Cayman Islands exempted company limited by shares (“Catcha”), (ii) Crown LNG Holding AS, a private limited liability company incorporated under the laws of Norway (the “Company”), and (iii) Catcha Holdings LLC, a Cayman Islands limited liability company (the “Sponsor”; together with Catcha and the Company, the “Parties” and, each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Business Combination Agreement (as defined below).

WHEREAS, (i) Crown LNG Holdings Limited, a private limited company incorporated under the laws of Jersey, Channel Islands (“PubCo”), (ii) CGT Merge II Limited, a Cayman Islands exempted company limited by shares (“Merger Sub”), (iii) Catcha, and (iv) the Company are parties to that certain Business Combination Agreement, dated as of August 3, 2023 (the “Business Combination Agreement”);

WHEREAS, pursuant to Section 12.8 of the Business Combination Agreement, the Business Combination Agreement may be amended by execution of a written instrument signed by the Parties; and

WHEREAS, each Party agrees to amend the Business Combination Agreement as described below to remove provisions regarding Earnout Shares.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1

AMENDMENT

Section 1.1 Effective as of the date of this Amendment, Article III of the Business Combination Agreement is hereby deleted in its entirety and shall be replaced with the following:

“RESERVED.”

ARTICLE 2

MISCELLANEOUS

Section 2.1 Each Party hereby agrees that, except as specifically provided in this Amendment, the Business Combination Agreement shall remain in full force and effect without any other amendments or modifications.

Section 2.2 The provisions of Article XII of the Business Combination Agreement are hereby incorporated into this Amendment by reference and shall be applicable to this Amendment, mutatis mutandis, for all purposes.

* * * * *

IN WITNESS WHEREOF, each Party has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

CATCHA INVESTMENT CORP

By:	/s/ Patrick Grove
Name:	Patrick Grove
Title:	Chief Executive Officer

CROWN LNG HOLDING AS

By:	/s/ Jorn S. Husemoen
Name:	Jorn S. Husemoen
Title:	Chief Financial Officer

CATCHA HOLDINGS LLC

By:	/s/ Patrick Grove
Name:	Patrick Grove
Title:	Manager

[Signature Page – Amendment No. 1 to Business Combination Agreement]